UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2011

MaxLinear, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34666	14-1896129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2051 Palomar Airport Road, Suite 100, Carlsbad, California 92011

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (760) 692-0711

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers

2011 Base Salaries and 2011 Executive Incentive Bonus Plan

At a meeting held on April 7, 2011, our compensation committee approved 2011 base salaries for our executive officers and approved the structure of our 2011 Executive Incentive Bonus Plan. Under our 2011 Executive Incentive Bonus Plan, bonus awards to participants will be based upon the achievement of corporate performance goals, which will carry a seventy percent (70%) weighting, and individual performance, which will carry a thirty percent (30%) weighting. Our compensation committee established the categories of corporate performance goals as relating to total revenue and operating income. With respect to the 70% weighting allocated to the corporate performance goals, these two financial targets will each receive a 50% weighting for purposes of determining the payouts under our 2011 Executive Incentive Bonus Plan. In making its determination whether financial targets have been achieved, our compensation committee has the authority to make appropriate adjustments to the target for the expected effects of any acquisitions or other approved business plan changes made during the applicable fiscal year. Our compensation committee also has the authority to adjust revenue as it determines appropriate to exclude certain non-recurring items under generally accepted accounting principles such as gains or losses on sales of assets. Similarly, the operating income target reflects our profit from operations excluding extraordinary items. Our compensation committee also has the authority to adjust our reported operating income to exclude certain charges from our operating expenses, including stock compensation expense, accruals under the 2011 Executive Incentive Bonus Plan, any restructuring and impairment charges and any acquisition related charges. For purposes of determining the portion of awards based on individual performance, the standard will be subjective. If the performance goals are met, our executive officers participating in the bonus plan will be eligible to receive a cash bonus equal to a specified target percentage of their applicable base salary as described in the table below.

Our compensation committee and our board of directors maintains discretion to provide for cash incentive awards under the 2011 Executive Incentive Bonus Plan in excess of the target base salary percentages if we exceed the established revenue and operating income targets and discretion to pay partial bonuses if our revenue and operating income targets are not met. Our compensation committee or our board of directors may also approve payments of bonuses outside of the 2011 Executive Incentive Bonus Plan, regardless of whether performance targets have been achieved.

The following table specifies 2011 base salaries (effective April 1, 2011) and target 2011 bonus awards for certain executive officers as approved by the compensation committee on April 7, 2011:

Executive Officer	Previous Annual Base Salary	New Annual Base Salary	2011 Target Bonus Percentage	2011 Target Bonus Amount
Kishore Seendripu, Ph.D.	$350,000	$350,000	85%	$297,500
Adam C. Spice	$250,000	$265,000	50%	$132,500
Kimihiko Imura	$210,000	$215,000	30%	$64,500
Patrick E. McCready	$170,000	$190,000	30%	$57,000
Madhukar Reddy, Ph.D.	$210,000	$225,000	30%	$67,500

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 12, 2011	MAXLINEAR, INC.
(Registrant)

	By:	/s/ Patrick E. McCready
Patrick E. McCready
Chief Accounting Officer and Controller